UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported)   June 19, 2013
 HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road	02184
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  781-848-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
On June 19, 2013, we announced an expansion of our multi-year manufacturing network transformation plan which began in May. With this expansion, we will cease production operations at our manufacturing facility in Ascoli-Piceno, Italy.
Our manufacturing network transformation plan, part of our larger Value Creation and Capture activities, now includes (i) discontinuing manufacturing activities at our Braintree, Massachusetts location and creating a technology center of excellence for product development, (ii) expansion of our current facility in Tijuana, Mexico, (iii) engaging a contract manufacturer to produce certain medical equipment, and (iv) building a new manufacturing facility in Malaysia closer to our customers in Asia (the “Plan”).
We expect activities under the Plan will be substantially completed in the next three years.  We now estimate that the Plan will result in annual pre-tax reductions of manufacturing costs that will begin in Fiscal 2015 and increase to approximately $35 - $40 million in fiscal 2018.  In combination with other Value Creation and Capture activities, we expect to achieve annual cost reductions of between $40 - $45 million by fiscal 2018.
We estimate that the Plan will result in pre-tax charges of approximately $60 - $65 million, and that approximately $50 - $55 million of these charges will result in future cash outlays, with the remaining $10 million representing non-cash charges.  Additionally, we expect to deploy approximately $37 million of cash for capital expenditures to expand our existing Tijuana, Mexico facility, construct a new facility in Malaysia, and transfer productive operations from Ascoli-Piceno.
The following table provides a summary of our estimates of costs associated with the Plan by major type of cost:

Type of Cost	Total Expected Amounts

Restructuring charges:
Termination benefits	$14 - $17 million

Restructuring-related expenses:
Accelerated depreciation	$10 million
Production line transfer costs	$20 - $23 million
Other transfer and exit costs	$12 - 14 million

Total	$60 - $65 million

Item 8.01    OTHER EVENTS
On June 19, 2013, we announced;

•	The selection of Sanmina Corporation for the future production of medical devices currently manufactured in Braintree, Massachusetts;

•	The selection of a location in Penang, Malaysia for the construction of an Asian manufacturing facility. The location of this manufacturing facility offers proximity to customers in the region; and

•	The cessation of production operations in our manufacturing facility in Ascoli-Piceno, Italy.

A copy of our press release announcing these developments is included as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

The information on those portions of our website hyperlinked from the press release included in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(a) Exhibits

99.1: Press Release of Haemonetics Corporation dated June 19, 2013 announcing next steps in manufacturing transformation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)

Date: June 19, 2013	By:	/s/ Christopher Lindop
Christopher Lindop, Executive Vice President
Business Development and Chief Financial Officer